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                                                                   EXHIBIT 10.13

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
CATALYST INTERNATIONAL, INC.                         FIRST NATIONAL BANK OF MUSCATINE
8989 N DEERWOOD DRIVE                                300 EAST SECOND STREET                               Loan Number 52577
MILWAUKEE, WI 53223                                  MUSCATINE, IA 52761                                  Date 03-17-2003
                                                                                                          Maturity Date 03-17-2004
                                                                                                          Loan Amount $ 1,000,000.00
                                                                                                          Renewal of _______________

         BORROWER'S NAME AND ADDRESS                          LENDER'S NAME AND ADDRESS
"I" includes each borrower above, jointly and severally.  "You" means the lender, its successors and assigns.
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

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of ONE MILLION AND NO/100 Dollars $ 1,000,000.00

[ ] Single Advance: I will receive all of this principal sum on ____________. No additional advances are contemplated under this note.
[X] Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On 03-17-2003
               I will receive the amount of $ _________________ and future principal advances are contemplated.
          Conditions: The conditions for future advances are SEE ATTACHED EXHIBIT "A"
          [X] Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on 03-17-04.
          [ ] Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTEREST: I agree to pay interest on the outstanding principal balance from
     03-17-2003 at the rate of 5.250% per year until 03-18-2003.
[X]  Variable Rate: This rate may then change as stated below.
     [X] Index Rate: The future rate will be 1.250 PERCENT ABOVE the following index rate: WALL STREET JOURNAL PRIME AS PUBLISHED IN THE WALL STREET JOURNAL. THE RESULT OF THIS CALCULATION WILL BE ROUNDED TO THE NEAREST 0.125
     [ ] No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.
     [X] Frequency and Timing: The rate on this note may change as often as EVERY DAY BEGINNING 03-18-2003
             A change in the interest rate will take effect ON THE SAME DAY
     [X] Limitations: During the term of this loan, the applicable annual interest rate will not be more than N/A% or less than 5.250%. The rate may not change more than _____________ % each ______________
     Effect of variable Rate: A change in the interest rate will have the following effect on the payments:
     [X]  The amount of each scheduled      [X]  The amount of the final
           payment will change.                   payment will change.
     [ ]  ___________________________________________________________
ACCRUAL METHOD:  Interest will be calculated on a ACTUAL/360 basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below.
     [ ]  on the same fixed or variable rate basis in effect before maturity (as indicated above).
     [X]  at a rate equal to WALL STREET JOURNAL PRIME PLUS 5% PER ANNUM
[X] LATE CHARGE: If a payment is made more than 10 days after it is due, I agree to pay a late charge of A MAX OF $25.00
[ ] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which [ ] are [ ] are not included in the principal amount above:
     ___________________________________________________________________________
PAYMENTS: I agree to pay this note as follows:
QUARTERLY PAYMENTS OF ACCRUED INTEREST CALCULATED ON THE AMOUNT OF CREDIT OUTSTANDING BEGINNING ON 06-17-2003 AND PRINCIPAL DUE ON 03-17-2004.

[X] Unpaid Interest: Any accrued interest not paid when due (whether due by reason of a schedule of payments or due because of Lender's demand) and become part of the principal thereafter, and will bear interest at the interest rate in effect from time to time as provided for in this agreement.
ADDITIONAL TERMS:

[X]  If checked, this note is a credit agreement subject to Iowa Code Section
      535.17 and the following notice applicable to this note.
     IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THESE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

[X] SECURITY: This note is separately secured by (describe separate document by type and date):

COMMERCIAL SECURITY AGREEMENT DATED 3-17-03 AND (5) COMMERCIAL SECURITY AGREEMENTS DATED 3-17-03

(This section is for your internal use. Failure to list a separate security document does not mean the agreement will and not secure this note.)

Signature For Lender

/s/ D. Scott Ingstad
-----------------------------------------------
D. SCOTT INGSTAD, PRESIDENT/CEO

PURPOSE:  The purpose of this loan is WORKING CAPITAL LINE

SIGNATURE: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2), I have received a copy on today's date.

CATALYST INTERNATIONAL, INC.

/s/ James B. Treleaven
-----------------------------------------------
JAMES B. TRELEAVEN, PRESIDENT & CEO

/s/ David H. Jacobson
-----------------------------------------------
DAVID H. JACOBSON, EXEC. VICE PRESIDENT & CFO

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DEFINITIONS: As used on page 1, "[X]" means the terms that apply to this loan.
"I" "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and securities) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.
APPLICABLE LAW: The law of the state of Iowa will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.
COMMISSIONS OR OTHER REMUNERATION: I understand and agree that any insurance premiums paid to insurance companies as part of this note will involve money retained by you or paid back to you as commissions or other remuneration.
     In addition, I understand and agree that some other payments to third parties as part of this note may also involve money retained by you or paid back to you as commissions or other remuneration.
PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).
INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. You and I may provide in this agreement for accrued interest not paid when due to be added to principal. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me. INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.
ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.
POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.
SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below, or if we have agreed that accrued interest not paid when due may be added to principal.
MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.
PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.
SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.
     "Right to receive money from you" means:
     (1)  any deposit account balance I have with you;
     (2) any money owed to me on an item presented to you or in your possession for collection or exchange; and
     (3)  any repurchase agreement or other nondeposit obligation.
     "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.
DEFAULT: I will be in default if any one or more of the following occur:
(1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) I make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (5) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (6) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (7) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (8) I change my name or assume an additional name without first notifying you before making such a change;
REMEDIES: Except as provided in the next paragraph, if this note is secured by agricultural land (as defined in Iowa Code Section 172C.1) and I am in default on this note, you will give me notice of my right to cure. You may exercise your remedies only if I fail to cure my default within 45 days after you mail the notice (or 45 days after actual delivery if you use a means other than certified mail).
     A notice of right to cure is not necessary and you may immediately exercise your remedies if you have: a) given me the notice with respect to two prior defaults, b) you have given me the notice with respect to a default occurring within 12 months before the current default, or I voluntarily surrender the agricultural land and you accept it in full satisfaction of the debt.
     Subject to the above limitations and any limitations imposed by Iowa Code Chapter 654A, if I am in default on this note you have, but are not limited to, the following remedies:
     (1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued charges).
     (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "set-off" paragraph herein.
     (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
     (4) You may refuse to make advances to me or allow purchases on credit by me.
     (5)  You may use any remedy you have under state or federal law.
     By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.
COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.
WAIVER: I give up my rights to require you to do certain things. I will not require you to:
     (1)  demand payment of amounts due (presentment);
     (2)  obtain official certification of nonpayment (protest); or
     (3) give notice that amounts due have not been paid (notice of dishonor). I waive any defenses I have based on suretyship or impairment of collateral.
OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full). I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.
FINANCIAL INFORMATION: I agree to provide you, upon request, any financial statement or information you may deem necessary, I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.
NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.
CREDIT AGREEMENT: A "credit agreement" under Iowa Code Section 535.17 means any contract made or acquired by a lender to loan money or extend credit for any purpose. A "credit agreement" does not mean a contract to extend credit by means of a credit card, or open end credit, or a home equity line of credit.
     This note is not subject to Iowa Code Section 535.17 if it is a "credit agreement" made primarily for a personal, family, or household purpose where the credit extended is twenty thousand dollars or less.

                                    BORROWER'S                                                        INTEREST
        DATE         PRINCIPAL       INITIALS       PRINCIPAL    PRINCIPAL    INTEREST    INTEREST      PAID
   OF TRANSACTION     ADVANCE     (not required)    PAYMENTS      BALANCE       RATE      PAYMENTS    THROUGH
   --------------    ---------    --------------    ---------    ---------    --------    --------    ---------
                     $                              $            $                   %    $
                     $                              $            $                   %    $
                     $                              $            $                   %    $
                     $                              $            $                   %    $
                     $                              $            $                   %    $
                     $                              $            $                   %    $
                     $                              $            $                   %    $
                     $                              $            $                   %    $
                     $                              $            $                   %    $
                     $                              $            $                   %    $
                     $                              $            $                   %    $

** (4)  I AM DEFAULT ON ANY OTHER DEBT IN EXCESS OF $10,000.00  (page 2 of 2)

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                       EXHIBIT "A" ATTACHED TO LOAN #52577
                              DATED MARCH 17, 2003

1. Future Advances. Future advances under this Loan are contingent upon bank at all times having collateral in its control in the form of (a) cash, (b) bonds, or (c) securities (listed on the NASDAQ or the New York Stock Exchange) [all collectively referred to as the "Collateral"], with a market value equal to or greater than the amount outstanding and being advanced under this Loan. In the event the market value of Collateral falls below the outstanding balance owed on the Loan, bank has the right to require the Securityholders identified in the Collateral Fee and Security Agreement dated March ______, 2003 (the "Collateral Agreement") to provide bank with additional assets (acceptable to bank) as additional Collateral to equal the then outstanding balance of the Loan. Such additional Collateral may be provided by Pledgors in equal proportion to the amounts originally pledged by the Pledgors at the inception of the Loan, in accordance with the Collateral Agreement, or the Pledgors may agree to an alternative proportional arrangement, as long as the total market value of the Collateral equals or exceeds the outstanding balance of the Loan. No advances will be made when such Collateral value does not equal or exceed the total amount of the Loan, plus the amount being requested.

2. Event of Default. Failure to provide sufficient Collateral within five days of receipt of notice from bank constitutes a default under the terms of the Loan, provided the notice period will be reduced to two days in the event the market value of the Collateral is less than 90% of the outstanding balance of the Loan, and to one day in the event the market value of Collateral is less than 80% of the outstanding balance of the Loan.

                                   Catalyst International, Inc.

                                   By: /s/ James B. Treleaven
                                      --------------------------------
                                   James B. Treleaven, President & CEO

                                   By: /s/ David H. Jacobson
                                      ------------------------------------------
                                   David H. Jacobson, Exec. Vice President & CFO